Exhibit 3.50

72773488.1 0062172-00051 State of Utah Department of Commerce Division of Corporations & Commercial Code Articles of Organization Important: Read instructions before completing form Non-Refundable Processing Fee: $70.00 1. Name of Limited Liability Company: Huntsman Petrochemical Purchasing LLC 2. Purpose: to engage in all lawful business 3. Who/What is the name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent)?: _James R. Moore_______________________________________________________________________________________________ The address must be listed if you have a non-commercial registered agent. What is a commercial registered agent? Address of the Registered Agent: _500 Huntsman Way_______________________________________________________________ Utah Street Address Required, PO Boxes can be listed after the Street Address City: Salt Lake City State UT Zip: 84108 4. Organizer(s): The company [ ] does [.] does not have organizers who are not members or managers of the company. 5. Name and Address of each Organizer who is not a member or manager (attach additional page if needed) 1. ___________________________________________________________________________________________________________________________ Name _____________________________________________________________________________________________________________________________ Address City State Zip Signature: 6. Management: The company will be [.] manager [ ] member managed. 7. Name and Address of Members/Managers: (attach an additional page if there are more than 2 members and/or managers) 1. __Peter R. Huntsman______________________________________________________ ______Manager_______________________________ Name Position __10003 Woodloch Forest Drive____________________________________The Woodlandss____________________TX_________________77380__ Address City State Zip Signature: __/s/ Peter R. Huntsman_____________________________________________ 2.__J. Kimo Esplin___________________________________________________________ _____Manager_______________________________ Name Position __500 Huntsman Way____________________________________________Salt Lake City_______________________UT________________84108__ Address City State Zip Signature: /s/ J. Kimo Esplin 8. Duration (may not exceed 99 years) . The duration of the company shall be ______99_________ years. The duration date of the company shall be_________________________________________. 9. Principal Address: __500 Huntsman Way______________________________________________Salt Lake City___________________UT__________________84108___ Address City State Zip Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity. Optional Inclusion of Ownership Information: This information is not required. Is this a female owned business? [ ] Yes [.] No Is this a minority owned business: [ ] Yes [.] No If yes, please specify: Select/Type the race of the owner here Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov